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As filed with the Securities and Exchange Commission on September 25, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	06-1559137 (I.R.S. Employer Identification Number)

900 Bedford Street
Stamford, Connecticut 06901
(203) 324-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles F. Howell President	Robert F. O'Connell Senior Executive Vice President and Chief Financial Officer

Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, Connecticut 06901
(203) 324-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William W. Bouton III, Esq. Kerry John Tomasevich, Esq. Tyler Cooper & Alcorn, LLP 185 Asylum Avenue City Place 35th Floor Hartford, CT 06103-3488 (860) 725-6200	Norman B. Antin, Esq. Jeffrey D. Haas, Esq. Patton Boggs LLP 2550 M Street, NW Washington, DC 20037 (202) 457-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-136824

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $2.00 par value	235,000 shares(2)	$22.00	$5,170,000	$554

(1)
Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457 based upon the public offering price of $22.00.

(2)
Includes a total of 15,000 shares that are subject to an over-allotment option granted to the underwriters.

        This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, $2.00 par value per share, of Patriot National Bancorp. Inc., a Connecticut corporation, for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registrant's earlier effective registration statement on Form S-1 (File No. 333-136824) are incorporated into this registration statement by reference. The form of prospectus contained in the earlier effective registration statement will reflect the aggregate amount of securities registered in this registration statement and the earlier effective registration statement.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Stamford, State of Connecticut, on September 25, 2006.

PATRIOT NATIONAL BANCORP, INC. (REGISTRANT)
By:	/s/ ANGELO DE CARO Angelo De Caro Chairman & Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ ANGELO DE CARO Angelo De Caro	Chairman and Chief Executive Officer (Principal Executive Officer)	September 25, 2006
/s/ CHARLES F. HOWELL Charles F. Howell	Vice Chairman and President	September 25, 2006
/s/ ROBERT F. O'CONNELL Robert F. O'Connell	Senior Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 25, 2006
/s/ MICHAEL A. CAPODANNO * Michael A. Capodanno	Senior Vice President and Controller (Principal Accounting Officer)	September 25, 2006
/s/ PHILIP W. WOLFORD * Philip W. Wolford	Chief Operating Officer and Director	September 25, 2006
/s/ JOHN J. FERGUSON * John J. Ferguson	Director	September 25, 2006
/s/ BRIAN A. FITZGERALD * Brian A. Fitzgerald	Director	September 25, 2006

/s/ JOHN A. GEOGHEGAN * John A. Geoghegan	Director	September 25, 2006
/s/ L. MORRIS GLUCKSMAN * L. Morris Glucksman	Director	September 25, 2006
/s/ MICHAEL F. INTRIERI * Michael F. Intrieri	Director	September 25, 2006
*By:	/s/ ROBERT F. O'CONNELL Robert F. O'Connell Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5	Opinion of Tyler, Cooper & Alcorn, LLP. Filed herewith.
23.1	Consent of McGladrey & Pullen, independent auditors. Filed herewith.
23.2	Consent of Tyler, Cooper & Alcorn, LLP. Included in Exhibit 5.
24.1*	Power of attorney.

*
Filed with the Company's Registration Statement on Form S-1 (Registration No. 333-136824).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX